UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 28, 2012

QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2012, QAD Inc. (“QAD”) acquired all of the outstanding stock of CEBOS, Ltd. ("CEBOS"), a provider of enterprise-class quality management and regulatory compliance solutions.  QAD paid $3.5 million in cash on December 28, 2012.  An additional $1.5 million may be paid over the next two years subject to an earn-out. QAD completed the acquisition with the purpose of expanding its product offerings and driving revenue growth. CEBOS will operate as a division of QAD.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

1.1	Share Purchase Agreement between the Registrant and the Shareholders of CEBOS, Ltd. effective as of December 28, 2012.

99.1	Press Release dated as of December 31, 2012, entitled “QAD Acquires CEBOS, Ltd.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: January 3, 2013	By	/s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial Officer)